EXHIBIT 1.4.5

                                ESCROW AGREEMENT

        THIS ESCROW AGREEMENT (this "Agreement") is made as of September 23, 2004, by and among SSAC, LLC, a Florida limited liability company (the "Buyer"), Chris Norman ("Norman") and Marc Leonard ("Leonard"), and Kerr, Russell and Weber, PLC (the "Escrow Agent").

                                 R E C I T A L S

        A. The Buyer, Norman and Leonard (who, along with Roy Hathcock and Dale Benzine constitute the "Sellers"), and Trinity Healthcare of Winston-Salem, Inc. (the "Company") are parties to a certain Stock Purchase Agreement dated as of September __, 2004 (the "Stock Purchase Agreement");

        B. Pursuant to the Stock Purchase Agreement, Leonard and Norman are to receive, among other consideration, Three Hundred Forty Seven Thousand Five Hundred ($347,500) Dollars worth of shares of common stock of Critical Home Care, Inc. ("CHC"), a Nevada corporation (the "Purchase Consideration"), calculated and paid in accordance with Section 1.4.5 of the Stock Purchase Agreement in exchange for all of their common stock in the Company.

        C. Pursuant to Section 1.4.5 of the Stock Purchase Agreement, a copy of which Section is attached hereto as Exhibit "A", Leonard and Norman have agreed that the Purchase Consideration received by Leonard and Norman would be subject to offset/recoupment in the event that certain indemnification claims are asserted by the Buyer within a one-year period from the date of the Stock Purchase Agreement; and

        D. The Escrow Agent is willing to hold, administer and distribute the Escrowed Shares in accordance with the terms of this Agreement.

                                A G R E E M E N T

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and with the intent to be legally bound hereby, the parties hereby agree as follows:

        1. APPOINTMENT OF THE ESCROW AGENT. The Buyer, Leonard and Norman hereby appoint the Escrow Agent to serve as escrow agent and to hold, administer and distribute the Escrowed Shares as provided hereunder, and the Escrow Agent agrees to act as the Escrow Agent and to perform the services required hereunder.

        2. DEPOSIT OF ESCROWED SHARES. Upon receipt of the Purchase Consideration, Leonard and Norman shall deliver to the Escrow Agent the number of Escrowed Shares in the Stock Purchase Agreement, together with a Stock Power executed in blank. The Escrow Agent agrees to hold, administer and distribute the Escrowed Shares in the manner set forth in this Agreement including Exhibit A attached hereto and incorporated herein.


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        3. RELEASE OF ESCROWED SHARES. The Escrow Agent shall release the
Escrowed Shares to Leonard and Norman, respectively, only upon the delivery of any of the following written directions to the Escrow Agent:

                (a) A joint written instruction executed by Leonard, Norman and the Buyer directing the Escrow Agent to deliver to Leonard and Norman or the Buyer all or such part of the Escrowed Shares specified in the written instruction, which written instruction shall be delivered to the Escrow Agent.

                (b) A written instruction executed by Leonard and Norman or the Buyer attaching a final and nonappealable order from a court of competent jurisdiction directing the Escrow Agent to deliver to Leonard and/or Norman all or such part of the Escrowed Shares as is specified in the order.

        4. SHAREHOLDER RIGHTS. Notwithstanding anything contained in this Agreement to the contrary, (i) all of the Escrowed Shares shall constitute issued and outstanding shares of CHC stock, (ii) Leonard and Norman shall be entitled to receive immediately (and not paid into escrow) any dividends payable with respect to such Escrowed Shares in the same manner as if such Escrowed Shares were not subject to this Agreement, and (iii) Leonard and Norman (or their authorized agent) shall have the right to vote the Escrowed Shares on all matters required by law to be submitted or are otherwise submitted to the vote of the shareholders of CHC in the same manner as if such Escrowed Shares were not subject to this Agreement. If any dividends on the Escrowed Shares are paid over to the Escrow Agent, then the Escrow Agent shall promptly distribute such dividends to Leonard and Norman on a pro rata basis according to the number of shares of each held in escrow.

        5. TRANSFER OF ESCROWED SHARES. Leonard and Norman shall not have the right to sell, assign, transfer, or convey any part of the Escrowed Shares as long as such shares remain subject to this Agreement.

        6. COMPENSATION. The Company shall pay the Escrow Agent the sum of Ten and No/100 Dollars ($10.00) in consideration of the Escrow Agent's services hereunder. In addition, the Company shall pay or reimburse the Escrow Agent for all reasonable expenses, disbursements and advances, including reasonable attorneys' fees, incurred by the Escrow Agent in connection with carrying out its duties under this Agreement.

        7. LEGAL COUNSEL. The Escrow Agent may employ such legal counsel and other experts as it reasonably may deem necessary to retain for advice in connection with its obligations hereunder, may rely upon the advice of such counsel or experts and may pay such counsel or experts reasonable compensation therefor.

        8. RESIGNATION. The Escrow Agent may resign from its duties hereunder at any time by giving written notice of such resignation to all the parties hereto. The resignation shall be effective on the date specified by the Escrow Agent in the written notice, but in no event less than forty five (45) days after the giving of such notice. Promptly after such notice, a successor escrow agent shall be appointed by mutual agreement of the Buyer, Leonard and Norman. The Escrow Agent agrees to continue to serve until its successor accepts the escrow and receives the



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Escrowed Shares. If a successor Escrow Agent has not been appointed, or has been appointed but has not accepted such appointment by the end of the 45-day period, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent, and the costs, expenses and reasonable attorneys' fees that are incurred in connection with such proceeding shall be paid equally by the Company, Norman and Leonard.

        9. LIABILITY. The Escrow Agent undertakes to perform only such duties as are specifically set forth herein. The duties of the Escrow Agent are intended to be purely ministerial in nature, and it shall not incur any liability whatsoever, except for the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or of any signature thereon and shall not have any liability for acting in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper parties. The Escrow Agent shall be entitled to rely conclusively upon (i) any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so hereunder, and (ii) the advice of legal counsel retained by it. The Buyer and Leonard and Norman jointly and severally agree to hold the Escrow Agent (and each of its officers, directors, members, employees and agents) harmless from, and indemnify the Escrow Agent (and each of its officers, directors, members, employees and agents) against, any loss, liability, expense (including, without limitation, reasonable attorneys' fees and expenses), claim, suit, action, or demand arising out of or in connection with the Escrow Agent's execution of this Agreement and the performance of the Escrow Agent's obligations under this Agreement, except for any of the foregoing arising out of the gross negligence or willful misconduct of the Escrow Agent. The foregoing indemnification obligations in this Section shall survive the resignation and substitution of the Escrow Agent and the termination of this Agreement. The costs, expenses and reasonable attorney fees incurred in enforcing these rights of indemnification shall also be paid equally by the Company, Norman and Leonard.

        10. CONTROVERSIES. If any controversy arises involving the Company, Leonard and Norman, the Buyer or any third person with respect to the subject matter of this Agreement, or if any situation not addressed under this Agreement arises or the Escrow Agent is not directed how to act hereunder, the Escrow Agent shall not determine the same or take any action with respect thereto, but shall await the final resolution of any such controversy, and in such event the Escrow Agent shall not be liable for any damage incurred as a result of, or in connection with, such controversy. Furthermore, if in its sole, good faith judgment the Escrow Agent determines that it is confronted with conflicting demands with respect to the Escrowed Shares such that it risks incurring liability regardless of the action it takes or refrains from taking in connection with such demands, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Company, Norman and Leonard shall equally pay all legal fees incurred by the Escrow Agent in connection any such interpleader action.

        11. DISCHARGE OF THE ESCROW AGENT. The Escrow Agent agrees that the Buyer and Leonard and Norman may, by mutual written agreement at any time, remove the Escrow Agent, and substitute therefor a bank or trust company, in which event, upon receipt of written notice



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thereof, payment by the Company of any accrued but unpaid fees due the Escrow
Agent and reimbursement of the Escrow Agent's other fees and expenses, the Escrow Agent shall deliver the Escrowed Shares to such substituted escrow agent, and the Escrow Agent shall thereafter be discharged from all liability hereunder except for any liability resulting from the Escrow Agent's willful misconduct or gross negligence.

        12. NOTICES. Any notice required or permitted to be given by any party under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) on the next business day after delivery to a nationally recognized overnight courier service, (iii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (iv) five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address or facsimile number indicated below for such party or at such other address as such party may designate upon written notice to the other parties (except that notice of change of address shall be deemed given upon receipt)

                  (a) if to the Buyer, addressed to:

                           SSAC, LLC
                           26777 Central Park Blvd., Suite 200
                           Southfield, Michigan 48076
                           Attn:  John E. Elliott, II
                           Fax:  (734) 352-7534

                  with a copy to:

                           Kerr, Russell and Weber, PLC
                           500 Woodward Avenue, Suite 2500
                           Detroit, MI  48226-3406
                           Attention:  Eric I. Lark, Esq.
                           Fax:  (313) 961-0388

                  (b) if to Norman, then to :

                           Chris Norman

                           __________________________
                           __________________________

                  with a copy to:

                           J. Rene' Hawkins, Jr.
                           688 Walnut Street, Suite 100
                           Macon, GA 31208
                           Fax: (478) 746-8722



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                  (c) if to Leonard, then to :

                           Marc Leonard
                           __________________________
                           __________________________


                  with a copy to:

                           J. Rene' Hawkins, Jr.
                           688 Walnut Street, Suite 100
                           Macon, GA 31208
                           Fax: (478) 746-8722

                (d) if to the Escrow Agent, then to:

                           Kerr, Russell and Weber, PLC
                           500 Woodward Avenue, Suite 2500
                           Detroit, MI  48226
                           Attn:  John T. Quayhackx

        13. TERMINATION OF AGREEMENT. This agreement shall continue in force until all of the Escrowed Shares have been properly delivered to Leonard and Norman or the Buyer, as applicable.

        14. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the persons, firm or corporation may require in the context thereof.

        15. GOVERNING LAW. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of Michigan without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

        16. COUNTERPARTS/FACSIMILE SIGNAGURES. This Agreement may be executed in any number of counterparts and facsimile signatures, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

        17. AMENDMENTS AND WAIVERS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Buyer, Leonard, Norman and the Escrow Agent. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision



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hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         IN WITNESS WHEREOF, the parties hereto have signed this Escrow Agreement as of the date first above written.

                                   "BUYER":

                                    SSAC, LLC, a Florida limited liability
                                       company

                                    By       RKDA, Inc., a Michigan corporation
                                    Its:     Sole Member

Jenny H. Kim                                 By:    /s/ Lawrence Kuhnert
-------------------------                          --------------------------
                                                   Lawrence Kuhnert
                                             Its:  Vice President

                                   "NORMAN"

                                   /s/ Chris Norman
                                   ------------------------------------------
                                   Chris Norman, individually

                                   "LEONARD"

                                   /s/ Marc Leonard
                                   -------------------------------------------
                                   Marc Leonard, individually

                                   "ESCROW AGENT"

                                    KERR, RUSSELL AND WEBER, PLC

                                    By:    /s/ Eric I. Lark
-------------------------              --------------------------------
                                             Eric I. Lark, Esq.
                                    Its:     MEMBER
                                        -------------------------------





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                                   EXHIBIT "A"

                       SECTION 1.4.5 OF PURCHASE AGREEMENT

         1.4.5 CHC common stock, with a total value of Three Hundred Forty Seven Thousand Five Hundred Dollars ($347,500) shall, on January 15, 2005, be provided to Chris Norman and Marc Leonard, provided, however, that of such amount CHC common stock with a total value of Two Hundred Sixty Thousand Six Hundred and Twenty Five Dollars ($260,625) shall placed in escrow with counsel for Buyer for a period of one (1) year from the date thereof pursuant to the Escrow Agreement attached as Exhibit 1.4.5 and such escrowed stock shall be subject to Buyer's rights of recoupment/offset hereunder. To the extent not subject to recoupment/offset, all such CHC shares placed in escrow shall be provided to Chris Norman and Marc Leonard on or before January 15, 2006. By no later than January 8, 2005, Messrs. Norman and Leonard will jointly provide written notice to Buyer of the allocation among them of the CHC common stock. Failing said notice, Buyer shall have all of such stock jointly titled in the names of Messrs. Norman and Leonard. The value of such shares of such CHC common stock on a per share basis shall be determined by calculating the average daily closing price of said stock for the ten (10) business day period immediately prior to the Closing Date.